UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]


Check the appropriate box:

[ ]  Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[ ]  Definitive proxy statement.

[X]  Definitive additional materials.

[ ]  Soliciting material pursuant to Section 240.14a-11(c) or Section
     240.14a-12.

               NUI Corporation
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(Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1)   Title of each class of securities to which transaction applies:

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          2)   Aggregate number of securities to which transaction applies:

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               pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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previously. Identify the previous filing by registration statement number, or
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     The following document was released to employees on September 15, 2004.

"Merger Update - A transition newsletter for NUI and AGL Resources employees" [September 14, 2004 edition]

Transition Team Update

     The transition team continues to work diligently toward its goal of seamlessly integrating NUI into AGL Resources upon close of the merger. Here is a high-level update on some important transition information.

NUI Employee Meetings with AGL Resources

     As was previously announced, AGL Resources will meet with NUI employees beginning Monday, Sept. 13, as part of the merger transition process. The purpose of these meetings is to provide AGL Resources with a better understanding of NUI and its culture, attitude, and work ethics. In order to prepare for these meetings, NUI provided training sessions for all employees from Sept. 7 - 14.

Regulatory Approval Process Update

     The process of meeting the many regulatory requirements associated with the merger is progressing well. As of Thursday, Sept 9:

     o Securities and Exchange Commission (SEC) - After the SEC informed NUI that the commission will not review the company's proxy statement, NUI announced it will hold its Annual Meeting of Shareholders on Thursday, Oct. 21, in Somerset, New Jersey. At the meeting, NUI shareholders will vote on the sale of NUI to AGL Resources.

     o Hart-Scott-Rodino (HSR) - Simply defined, HSR is the Federal law that requires parties to notify the Federal Trade Commission (FTC) and the Antitrust Division of the Department of Justice (DOJ) before consummating certain proposed mergers and acquisitions. A statutory 30-day waiting period allows the FTC / DOJ to determine which transactions are likely to be anticompetitive (and challenge them before the merger or acquisition is completed). Relating to the NUI / AGL Resources transaction, the FTC / DOJ allowed the 30-day waiting period to expire this week without action (thereby permitting the merger to close).

     o New Jersey - The companies filed the application for approval of the sale with the New Jersey Board of Public Utilities on July 30. Public hearings were held on Aug. 31. Evidentiary hearings are scheduled for Sept. 20-23 and a final decision is expected in the last week of Oct.

     o Florida - To attain approval of the sale from the Florida Public Service Commission, AGL Resources must file notice with the commission adopting the rates, rules, classifications and regulations of City Gas Company within 10 days of the close of the merger, and file the existing City Gas tariffs in its own name, or apply for an alternative tariff, within 30 days.

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     o Maryland - The companies filed the application for approval Aug. 20 and a final decision is expected in Sept. or Oct.

     o Virginia - The companies filed the application for approval Aug. 10. The Virginia State Corporation Commission has 90 days from that date to approve or reject the application.

Meetings with AGL Resources President and CEO

     AGL Resources President and CEO, Paula Rosput, and other members of the AGL Resources management team have completed their initial group meetings throughout NUI, welcoming employees and answering those questions that could be answered at this early juncture. Paula also has met with the Board of Directors of both NUI and NUI Utilities to discuss "AGL Resources' business strategies, the transition process - including both challenges and opportunities - and employee interests," according to NUI President Craig Matthews.

NUI Employees "Ride" Away with Positive Impressions from AGL Resources Rodeo

     Four NUI employees and their families were hosted at AGL Resources' Second Annual Natural Gas Rodeo in Riverdale, GA., last month. Teams of four from AGL Resources' utilities compete in this company event to determine who will represent the organization at the national gas rodeo competition in Illinois in Sept. AGL Resources looks forward to having teams from New Jersey, Maryland and Florida compete next year!

     "I had a great time. I was very impressed with the workmanship and the employees. I'm looking forward to competing in the future." -- Rick Newcomb, crew leader, Elizabethtown Gas Company/president, Utilities Workers Union of America Local 424.

     "I thought it was great. I also was very impressed with the employees. These guys not only do their job, but they also take their own time to practice. They really learn to work as a team." -- Frank Northup, manager of responders, Elizabethtown Gas Company.

     "Everybody from AGL Resources was extremely hospitable. They made the visit a great experience. We came away with a better feeling about the transition process and our new parent company." - Steve Pinkowski, Brevard division manager, City Gas Company.

     Also representing NUI was Rick Wilson, Elkton division manager, who was similarly impressed by the trip and enjoyed the experience.

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Q&As

1. Will NUI's current severance package be provided to those NUI employees who lose their jobs as a result of the merger?

A: Yes, the sale agreement calls for the severance packages provided to NUI employees today to remain "substantially equivalent" for one year after the closing of the merger.



2. Will those NUI employees who lose their jobs have the opportunity to retain a job by moving to Atlanta?

A: Details are being worked out on a process that will allow NUI employees to apply for positions at AGL Resources prior to the closing. The process is expected to become effective in October and will allow successful candidates to transfer to AGL Resources after the merger closes. Since NUI and AGL Resources remain separate companies and changing employment prior to the closing would require an employee to resign from NUI to accept a position with AGL Resources, any transfers would be effective after the merger closes.



3. Are NUI employees' tax-qualified 401(k) and pension plans safe? Can AGL Resources reduce or eliminate these plans?

A: Your accrued benefits under NUI's tax-qualified 401(k) and pension plans are protected by Federal law. AGL Resources has indicated it plans to transfer all NUI employees to the AGL Resources 401(k) plan after the close of the merger (and will explain to employees the plan options available to them at that time). However, AGL Resources cannot reduce the value of accrued benefits that NUI employees have accumulated prior to the sale of the company. Moreover, NUI employees' benefits must remain "substantially equivalent" for one year after the close of the merger.



4. Will the Appliance Services businesses be shut down or sold?

A: The transition team will evaluate NUI's appliance services activities and determine what steps will be taken regarding these units. It is too early to project the outcome of that evaluation.



5. When will layoffs be announced?

A: It is important to note that we have not made any decisions on the extent or timing of any layoff. Once organizational designs and other integration issues are determined, we will be in a better position to communicate the impact of those determinations on individual employees.
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Additional Information and Where to Find It

     This document may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed transaction, NUI has filed with the Securities and Exchange Commission (SEC) a definitive proxy statement regarding the proposed merger transaction on Schedule 14A. Investors are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they contain important information. The definitive proxy statement was sent to the stockholders of NUI seeking their approval of the proposed transaction on or about September 13, 2004. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by NUI free of charge by requesting them in writing from NUI Corporation, P.O. Box 760, Bedminster, NJ 07921, Attention: Investor Relations, or by telephone at (908) 719-4223.

Participants in Solicitation

     NUI and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of NUI in connection with the merger. NUI's definitive proxy statement filed with the SEC contains information regarding NUI's participants and their interests in the solicitation.